FOR IMMEDIATE RELEASE


CONTACTS:
Nu Skin Enterprises                                    Charles Allen (investors)
(801) 345-6110                                         Larry Macfarlane (media)
(801) 345-2112

                 NU SKIN ENTERPRISES ANNOUNCES INTENT TO ACQUIRE
          INTERNET COMPANY BIG PLANET(TM) AND NORTH AMERICAN AFFILIATES

PROVO, Utah -- Feb. 4, 1999 -- Nu Skin Enterprises, Inc. (NYSE: NUS) today announced its intent to acquire Big Planet, an Internet-based technology company that offers e-commerce and other technology services to consumers in the United States. In addition, the company announced plans to acquire the assets of Nu Skin USA, Inc. (including approximately 600,000 shares of Nu Skin Enterprises stock) and the company's remaining affiliates in Canada, Mexico and Guatemala.
         Upon completion of the acquisitions, all of Nu Skin's worldwide assets and operations will be held and managed by the public company. Under the proposed terms of these acquisitions, Nu Skin Enterprises will purchase these affiliates for approximately $40 million in cash, $14 million in a three-year note and the assumption of certain liabilities.
         The addition of the North American operations comes at a time when Pharmanex(R) products have recently become available exclusively through Nu Skin channels. Beginning Feb. 1, these premiere natural health supplements will be sold to consumers via the company's distributors, independent pharmacies, and direct orders placed over the telephone, by mail, or online through Pharmanex.com.
         "Nu Skin's operations in North America will add diversity to the public company's potential and revenue," said Steven J. Lund, president and chief executive officer. "The U.S. market is in the process of establishing important Nu Skin initiatives -- including Pharmanex and Big Planet -- and we look forward to future innovations from our founding market."
         The addition of Big Planet adds a new category of services to Nu Skin Enterprises and represents an exciting opportunity for Nu Skin distributors.
         "Big Planet is the culmination of three years of planning and research to create a strategic high-tech partner for Nu Skin distributors," Mr. Lund said. "This acquisition is consistent with our goal to offer a broad array of branded opportunities for our distributors."
         "Nu Skin has always believed that many technology products are ideally suited for the direct selling

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Nu Skin Enterprises
Feb. 4, 1999
Page 2

channel," added Mr. Lund. "Our distributors will be able to assist the large number of people who want to take advantage of technology's latest offerings, but don't know how."
         Big Planet(TM), the "InterNetworking(TM) Company," is an innovative provider of communications and technology products and services for individuals and small businesses. Currently only available in the United States through independent representatives, Big Planet offers five strategic product lines, consisting of Internet services, e-commerce, telecommunications, unified messaging and education products. As its business matures in the United States, Big Planet intends to expand into international markets. "Our network of more than 500,000 globally-minded distributors has demonstrated its ability to quickly access international markets," Mr. Lund said. "With our unique approach to selling technology and our powerful global distribution channel, we believe Big Planet has the potential to become a pioneer in taking Internet and communications products and services around the globe."
         Big Planet is led by Richard King, a veteran of the high-technology industry. Before joining Big Planet, Mr. King served as executive vice president for Novell, Inc. At Novell he supervised the Netware Systems Group and was responsible for the development and marketing of NetWare, the company's flagship product. He spent more than 11 years at Novell in development and management positions and has worked in the information technology industry for more than 18 years. At Big Planet Mr. King has assembled a world-class management team and has established an organization of more than 300 technical and customer service professionals to deliver on the company's vision of providing high quality products to the consumer and small business market place.
         "InterNetworking is the next revolution in direct marketing, combining the power of one-to-one relationships with the emerging global Internet opportunity to improve the way we learn, communicate, work, shop and play," said Mr. King, president of Big Planet. "We have leveraged Nu Skin's distributor leadership since our launch in the United States in April 1998 to attract thousands of new technology-savvy representatives to Big Planet. We are excited to be part of Nu Skin Enterprises, and we believe its management clearly shares our vision of the future."
         "Because the Internet is radically altering the way information is delivered and products are purchased, we believe there is a huge opportunity for Big Planet representatives to develop their own independent businesses with this new technology," continued Mr. King. "While many people are intimidated by technology's constant innovations, Big Planet representatives are specialists who know the technology and can provide the education and training necessary to help customers understand and take advantage of the latest products and services."
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Nu Skin Enterprises
Feb. 4, 1999
Page 3

         Big Planet(TM) is a nationwide provider of Internet services with more than 25,000 current subscribers and is adding thousands of new subscribers each quarter. The company delivers Internet service from 1,600 local dial-up access phone numbers (Points of Presence), more than other major Internet Service Providers. Big Planet currently receives nearly 1.5 million hits to its web site and exchanges 70,000 e-mail messages each day. Big Planet's e-commerce site has been in operation for less than four months and has already received orders from more than 17,000 registered shoppers and sold over $4 million in merchandise. In its first partial year of operations, the company generated approximately $16 million in revenue through the sale of Internet service, e-commerce, telecommunication products and services, unified messaging and education products.
         "We are excited to bring Big Planet into Nu Skin Enterprises because it provides a center for technology development that can be adapted and used across all the company's divisions," Mr. Lund said.
         The acquisition of Big Planet and the private Nu Skin affiliates in North America unifies all Nu Skin markets and opportunities together under the public company -- Nu Skin Enterprises. "We believe this transaction will enable us to begin a transition from a geographic management focus to a strategic, product-based business model," Mr. Lund said. "Nu Skin Personal Care, Pharmanex(R) and Big Planet and other future additions can now be managed as complete, distinct business opportunities. Distributors will be able to concentrate on a specific business opportunity while sponsoring and selling across all product divisions."
         "Nu Skin has always been able to attract the highest-caliber distributors by being on the leading edge of the direct selling opportunity," Mr. Lund said. "We were the first direct selling company to give distributors access to seamless global commissions on product sales. Now we intend to take multi-level marketing compensation to the next level by being the first major direct sales company to allow distributors to generate commissions across multiple divisions of opportunity throughout the world."
         Big Planet, Pharmanex and Nu Skin Personal Care presidents will report directly to Nu Skin Enterprises' chief executive officer, Steven J. Lund. Each division president will have global responsibility for profits and losses in their respective businesses.
         A special committee comprised of the independent members of Nu Skin Enterprises' Board of Directors was formed to evaluate the transaction for Nu Skin Enterprises. The proposed acquisitions are subject to, among other things, completion of definitive documentation, obtaining necessary regulatory and third-party consents and approvals, approval of the shareholders of Big Planet and the North American affiliates and final approval by the independent committee.
         The North American market and Big Planet acquisitions are expected to close in 30 and 90 days, respectively. Commenting on how these recent transactions will affect Nu Skin's financial outlook,
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Nu Skin Enterprises
Feb. 4, 1999
Page 4

Corey B. Lindley, chief financial officer, said, "While Big Planet(TM) is in start-up mode and is, currently generating losses like most Internet initiatives, earnings from North American sales of Nu Skin Personal Care and Pharmanex(R) products will help to partially offset these losses. This results in a transaction that is marginally dilutive to our short-term earnings outlook. However, we are committed to investing in our future and building a foundation for growth over the long term." Mr. Lindley continued, "Our revenue and earnings outlook for the year 2000 and beyond is amplified as we realize the positive impact of Big Planet and our new divisional approach to direct selling."
         The company plans to release fourth-quarter and 1998 year-end results on February 17, 1999. Mr. Lindley indicated that the company anticipates earnings, excluding charges related to the recent Pharmanex acquisition, to be in line with analysts' current fourth-quarter estimates.

         The Company Nu Skin Enterprises, Inc. is one of the largest direct selling companies in the world. Nu Skin products are sold in 27 countries throughout Asia, Europe, North America, South America and the Pacific. Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol "NUS."
         Nu Skin Enterprises news releases are available online at www.nuskin.com or through the Company News On-Call fax service. For a menu of Nu Skin Enterprises news or to retrieve a specific release, call 800-758-5804, extension 119638.

Please note: This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which represent the company's expectations or beliefs concerning future events including, without limitation, the company's plan to acquire and integrate Big Planet and other Nu Skin Affiliates in North America including Canada, Mexico, and Guatemala, Big Planet's plan to market Internet, telecommunications and other technology products globally through direct marketing, fourth-quarter financial results and revenue and earnings outlook . The company wishes to caution and advise readers that these statements involve risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties relate to, but are not limited to: the company's ability to complete the planned acquisition and successfully integrate the acquired businesses into the company's operations, Big Planet's ability to successfully market technology products on a global basis through direct marketing, regulatory changes affecting technology or the marketing of technology products, changes in technology and market acceptance of certain technologies, currency exchange rates related to the U.S. dollar, global economic and political conditions, competitive conditions in the Internet market, and unanticipated adjustments that could adversely affect anticipated fourth-quarter financial results. The forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission, including the company's most recent Form 10-K and Form 10-Q.

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